1

                             SECURED PROMISSORY NOTE
                             -----------------------

$200,000     Dated:  ____________,  2001

     1.     Principal.  For  value  received,  E-Net  Financial.com,  Inc.,  a
            ---------
corporation and all of its subsidiary and affiliated corporations, jointly and severally ("Maker"), promises to pay to the order of Laguna Pacific Partners,
             -----
LP, a Delaware limited partnership ("Holder"), at 18301 Von Karman Avenue, Suite
                                     ------
850; Irvine, California 92612-1008, or at such other place as Holder may designate in writing, the principal sum of $200,000 (the "Obligation"), which
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represents  the  principal  amount  to  be  advanced by Holder to Maker plus all accrued  interest.

     2.     Interest.  Interest on the unpaid principal amount of the Obligation
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outstanding  shall  accrue  at  a  rate per month equal to 7% percent per annum.
Computations of interest shall be made on the basis of a 30-day month, and the actual number of days elapsed.

     3.     Payments.  Maker shall pay to Holder the Obligation in the following
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manner:

     (a) One payment consisting of principal and interest on the Maturity Date (as defined below).

     (b) "Maturity Date" shall mean the sooner to occur of either: (1) nine -------------- months from the date of this Note; or (2) the listing of Maker upon the NASDAQ Small Cap market stock exchange.


     4.     Transaction.  This  Note  is  the Promissory Note issued by Maker to
            -----------
Holder  to  evidence  the  Obligation.

     5.     Prepayment.  Maker  shall  be  entitled to prepay this Note prior to
            ----------
the Maturity Date without premium or penalty, provided, however, the terms of the related Warrant shall remain in full force and effect.

     6.     Applications  of  Payments.  Payments received by Holder pursuant to
            --------------------------
the terms hereof shall be applied in the following manner: (1) to the payment of all expenses, charges, late payment fees, costs and fees incurred by or payable to Holder and for which Maker is obligated pursuant to the terms of this Note; (2) to the payment of all interest accrued to the date of such payment; and (3) to the payment of principal.

     7.     Security.  As  security  and  collateral  for  the Obligation, Maker
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hereby  grants  to  Holder  a  continuing  security  interest in, and assigns to
Holder, all of Maker's interest in all of its assets. Any stock and assets held by Holder shall be returned to Maker upon payment in full of this note. Maker further agrees to pledge all stock issued by each of its subsidiaries by delivering original certificates to the law offices of Senn, Palumbo and Meulemans, LLP, with a blank stock power and medallion guarantee.

     8.     Events  of  Default.  The  occurrence of any of the following events
            -------------------
shall  constitute  an  Event  of  Default  hereunder

     (a)  Failure  of  Maker to pay the principal and interest upon the Maturity

     (b) Failure of Maker to pay any amount or perform any obligation under the Agreement;

     (c) Maker shall admit in writing his inability to, or be generally unable to, pay his undisputed debts as such undisputed debts become due;

     (d) Maker shall: (1) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of all or a substantial part of his property; (2) make a general assignment for the benefit of his creditors; (3) commence a voluntary case under the United States Bankruptcy Code; (4) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts;
          (5) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against him in an involuntary case under the United States Bankruptcy Code; or (6) take any action for the purpose of effecting any of the foregoing;

     (e) A proceeding or case shall be commenced, without the application or consent of Maker, in any court of competent jurisdiction, seeking: (1) his financial reorganization, liquidation or arrangement, or the composition or readjustment of his debts, (2) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of Maker or of all or any substantial part of his property; or (3) similar relief in respect of Maker under any law relating to bankruptcy, insolvency, reorganization or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 30 or more days; or an order for relief against Maker shall be entered in an involuntary case under the United States Bankruptcy Code; or

     (f) A final judgment or judgments issued by a court of competent jurisdiction for the payment of money in excess of $5,000 in the aggregate (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment) or in excess of $10,000 in the aggregate (regardless of insurance coverage) shall be rendered by a one or more governmental persons having jurisdiction against Maker and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution of the relevant judgment shall not be procured, within 30 days from the date of entry of such judgment and Maker shall not, within that 30-day period, or such longer period during which execution of the same shall have been stayed, appeal from and cause the execution of such judgment to be stayed during such appeal.

     9.     Remedies;  Late  Payment  Penalty;  Default Interest Rate.  Upon the
            ---------------------------------------------------------
occurrence of an Event of Default and without demand or notice, Holder may declare the principal amount then outstanding of, and the accrued interest on, the Obligation of Maker to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Maker and Maker may exercise all rights and remedies available to it under the Agreement or any succeeding agreement).

     10.     Waiver.  Maker  hereby  waives  diligence, presentment, protest and
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demand,  notice  of  protest, dishonor and nonpayment of this Note and expressly agrees that, without in any way affecting the liability of Maker hereunder, Holder may extend any maturity date or the time for payment of any installment due hereunder, accept security, release any party liable hereunder and release any security now or hereafter securing this Note. Maker further waives, to the full extent permitted by law, the right to plead any and all statutes of limitations as a defense to any demand on this Note, or on any deed of trust, security agreement, lease assignment, guaranty or other agreement now or hereafter securing this Note.

     11.     Attorneys'  Fees;  Costs.  Maker  agrees to pay to Holder all costs
             ------------------------
and expenses including attorneys' fees and costs, incurred by Holder in connection with the negotiation, preparation or execution of the Loan and this Note. If this Note is not paid when due or if any Event of Default occurs, Maker promises to pay all costs of enforcement and collection, including but not limited to, Holder's attorneys' fees, whether or not any action or proceeding is brought to enforce the provisions hereof.

     12.     Severability.  Every  provision  of  this  Note  is  intended to be
             ------------
severable. In the event any term or provision hereof is declared by a court of competent jurisdiction, to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

     13.     Interest  Rate  Limitation.  Holder  and  Maker stipulate and agree
             --------------------------
that none of the terms and provisions contained herein or in the Agreement shall ever be construed to create a contract for use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by the laws of the State of California. In such event, if any Holder of this Note shall collect monies which are deemed to constitute interest which would otherwise increase the effective interest rate on this Note to a rate in excess of the maximum rate permitted to be charged by the laws of the State of Delaware, all such sums deemed to constitute interest in excess of such maximum rate shall, at the option of Holder, be credited to the payment of the sums due hereunder or returned to Maker.

     14.     Number  and  Gender.  In  this  Note the singular shall include the
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plural  and the masculine shall include the feminine and neuter gender, and vice versa,  if  the  context  so  requires.

     15.     Headings.  Headings  at the beginning of each numbered paragraph of
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this  Note  are  intended  solely  for  convenience  and are not to be deemed or construed  to  be  a  part  of  this  Note.

     16.     Choice  of  Law.  This  Note  shall be governed by and construed in
             ---------------
accordance with the laws of the State of California. Any action to enforce this Note shall be brought in state or federal courts located in Orange County, California.

17.     Miscellaneous.
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     (a)  All  notices  and other communications provided for hereunder shall be in writing and shall be delivered by United States mail, certified or registered, return receipt requested to the respective party at the address provided in the Agreement or otherwise provided for such purpose.

     (b) No failure or delay on the part of Holder or any other holder of this Note to exercise any right, power or privilege under this Note and no course of dealing between Maker and Holder shall impair such right, power or privilege or operate as a waiver of any default or an acquiescence therein, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative to, and not exclusive of, any rights or remedies, which Holder would otherwise have. No notice to or demand on Maker in any case shall entitle Maker to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Holder to any other or further action in any circumstances without notice or demand.

     (c) Maker and any endorser of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice.

     (d) Maker may not assign its rights or obligations hereunder without prior written consent of Holder. Subject to compliance with applicable federal and state securities laws, Holder may: (1) assign all or any portion of this Note without the prior consent of Maker; or (2) sell or agree to sell to one or more other persons a participation in all or any part of the Note without the prior consent of Maker. Upon surrender of the Note, Maker shall execute and deliver one or more substitute notes in such denominations and of a like aggregate unpaid principal amount or other amount issued to Holder and/or to Holder's designated transferee or transferees. Holder may furnish any information in the possession of Holder concerning Maker, or any of its respective subsidiaries, from time to time to assignees and participants (including Prospective assignees and participants).

     (e) It is hereby acknowledged that Lawrence W. Horwitz and the law firm of Senn Palumbo Meulemans, LLP have a conflict of interest in preparing this Note. As a result, such parties are only representing the Holder in connection with the preparation and execution of this Note. The Maker has acknowledged that it has retained independent counsel in connection with such representation. Maker releases Holder, Lawrence
          W. Horwitz and Senn Palumbo Meulemans, LLP from any conflicts of interest pertaining to all documents drafted in formation of subsidiary, Mr. Ehrlich, Mr. Horwitz and Holder.


     IN WITNESS WHEREOF, Maker has caused this Note to be duly executed and delivered to Holder as of the day and year and at the place first above written.

"MAKER"

E  NET  FINANCIAL.COM,  INC.


By:  /s/ Vincent R. Rinehart
     Vincent R. Rinehart
Its: President & CEO

"HOLDER"

LAGUNA  PACIFIC  PARTNERS,  LP


By:  /s/ Lawrence  W.  Horwitz               By:  s/ Thomas  H.  Ehrlich
     Lawrence  W.  Horwitz                   Thomas  H.  Ehrlich
Its: President  of General Partner,          Its: President of General  Partner,
     Strawberry  Canyon Capital, Inc.             Manhattan Network, Inc.


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